UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2013

SANBORN RESOURCES, LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-25097	45-2400399
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

777 South Flagler Drive
Suite 800 - West Tower
West Palm Beach, FL 33401
(Address of principal executive offices) (zip code)

(561) 515-6161
(Registrant's telephone number, including area code)

Universal Tech Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 17, 2013, Inti Holdings Limited, a corporation incorporated pursuant to the laws of the Cayman Islands (“Inti Holdings”), and a wholly owned subsidiary of Sanborn Resources, Ltd. (the "Company”), purchased, effective April 3, 100% of the outstanding capital stock of  Rae Wallace Peru S.A.C., a corporation formed under the laws of Peru (“Rae Wallace”), pursuant to the terms of a Share Purchase Agreement by and among Inti Holdings, Rae Wallace and Rae-Wallace Mining Company and George Cole, the sole shareholders of Rae Wallace (the “Rae Wallace Shareholders, and the agreement, the “Share Purchase Agreement”).  In consideration for the acquisition of Rae Wallace, Inti Holdings paid the Rae Wallace Shareholders an aggregate purchase price of $700,000.

Rae Wallace is the owner of certain properties and mineral rights that are further described in the Share Purchase Agreement.  Certain of these properties are subject to third party royalty payments from the sale or disposition of all minerals produced by such covered properties.

The above description of the terms of the Share Purchase Agreement do not purport to be complete and are qualified in their entirety by the Share Purchase Agreement, a copy of which is included as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Share Purchase Agreement among Inti Holdings Limited, Rae-Wallace Mining Company, Rae Wallace Peru S.A.C. and George Cole

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANBORN RESOURCES, LTD.

Dated: April 22, 2013	By:	/s/ James Davidson
James Davidson Chief Executive Officer